Exhibit 99.(a)(55)

IN THE COMPETITION APPEAL COURT

CAC Case No.

Tribunal Case No. 86/FN/OCT04

In the matter between:

GOLD FIELDS LIMITED	Appellant

and

HARMONY GOLD MINING COMPANY LIMITED	First Respondent

MMC NORILSK NICKEL	Second Respondent

THE COMPETITION COMMISSION	Third Respondent

NOTICE OF APPEAL

     TAKE NOTICE THAT the Appellant (“Gold Fields”) hereby notes an appeal against the whole of the decision and order of the Competition Tribunal (“Tribunal”) under Case No. 86/FN/OCT04 (the “Tribunal Order”) handed down on 18 November 2004, save for the order as to costs contained in paragraph 91 of the Tribunal Order and the finding in footnote 28 of the Tribunal Order.

TAKE NOTICE FURTHER that Gold Fields hereby requests, in terms of Rule 17(1) of the Rules for the Conduct of Proceedings in the Competition Appeal Court, that the Registrar expedite the setting down of the hearing of the appeal such that the appeal may be heard and decided by no later than Friday, 26 November 2004.

TAKE NOTICE FURTHER that the grounds of the appeal are the following:

1.	The Tribunal erred in concluding that it had not been established by Gold Fields that the 2 (two) offers form part of a single scheme to acquire control, and that the early settlement offer does not result in the acquisition of control by the first respondent (“Harmony”) over Gold Fields. In this regard, the Tribunal erred, in particular, in its determination that -

1.1.	the early settlement offer and the subsequent offer are not part of a single transaction to acquire 100% of Gold Fields;

1.2.	the early settlement offer itself does not vest in the first respondent, alternatively the first and second respondents jointly, control of Gold Fields;

1.3.	the Harmony’s “early acceptance offer, albeit styled as an early offer to shareholders to realise value, is no more than an attempt to vote down the lAMGold transaction on 7 December”;

1.4.	the approach of Gold Fields is appropriately to be characterised as “[invoking] the Competition Act as its ally in the war”; that its contention regarding a single overall transaction amounts to a “severability” argument;

that “the chain between the transactions is broken for several reasons and that, accordingly, control is not effected at this, the first stage”; that the appropriate test in the present context regarding consequences is as to whether these are “inevitable”; that on the facts, applying that test (should it be held to applicable), the apprehended consequences will not (inevitably) arise; that a “distinct possibility” that the specific harm will not eventuate, suffices to deny relief;

1.5.	it had accordingly “not been established that the two offers form part of a single offer to acquire control”;

1.6.	that the document extracted from Harmony describing it and the Second Respondent (“Norilsk”) explicitly as “acting in concert” had “no context”, and might only reflect “the ambitions of the merchant bankers” (who were in fact acting for Harmony).

2.	The Tribunal thus erred in concluding that Gold Fields failed to establish an entitlement to interdictory relief (whether interim or final).

3.	The Tribunal erred in concluding that the relief sought by Gold Fields in Part A of its notice of motion is relief which is final in nature. The Tribunal thus erred in the application by it of the standard proof required for final interdictory relief.

4.	The Tribunal erred in declining to expressly rule on its jurisdiction to grant interdictory relief, and to confirm that it enjoys such jurisdiction.

KINDLY ENROL THE MATTER FOR HEARING AS A MATTER OF URGENCY ACCORDINGLY.

DATED AT  SANDTON  ON THIS THE  19th  DAY OF NOVEMBER 2004.

/s/

KNOWLES HUSAIN LINDSAY INC.
Appellant’s Attorneys
Fourth Floor
The Forum
2 Maude Street
Sandown
SANDTON
Ref: MrTDalrymple

TO:

THE REGISTRAR OF THE ABOVE
HONOURABLE COURT
PRETORIA

AND TO:

HARMONY GOLD MINING COMPANY LIMITED
First Respondent
First Floor
4 The High Street
Melrose Arch
JOHANNESBURG
E-mail: corporate@harmony.co.za

SERVICE BY EMAIL

AND TO:

CLIFFE DEKKER INC
First Respondent’s Attorneys
1 Protea Place
Sandown
Sandton
E-mail: meijer@cliffedekker.com

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AND TO:

MMC NORILSK NICKEL
Second Respondent
22 Voznesensky Pereulok
103009 Moscow
Russia
Telefax: +7 95 785 5808
E-mail: stefanovichsa@nornik.ru

SERVICE BY EMAIL

AND TO:

WERKSMANS INC
Second Respondent’s Attorneys
155 Fifth Street
Sandown
Sandton
E-mail: mvdmerwe@werksmans.co.za

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AND TO:

THE COMPETITION COMMISSION
Third Respondent
Building C
Mapungubwe Building
77 Meintjies Street
cnr Esselen Street
Sunnyside
PRETORIA
E-mai!: mondon@compcom.co.za

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AND TO :

MDLULWA NKUHLU ATTORNEYS
Third Respondent’s Attorneys
1st Floor, F Block, Fulham House
Hampton Office Park
20 Georgian Crescent
Bryanston
E-mail: koekiem@mn.co.za

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AND TO:

THE COMPETITION TRIBUNAL
Building C
Mapungubwe Building
77 Meintjies Street
cnr Esselen Street
Sunnyside
PRETORIA
E-mail: shanr@comptrib.co.za

SERVICE BY EMAIL